Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-219186 and 333-219185) and S-8 (Nos. 333-185633, 333-182991, 333-41263, 333-75768, 333-140629, 333-152748, 333-157548, 333-165044, 333-171308, 333-178622, 333-194284, 333-226393 and 333-228499) of ONEOK, Inc. of our report dated February 26, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
February 26, 2019